Exhibit 5.1

M. Timothy Elder

Direct Tel: (404) 815-3532

Direct Fax: (404) 685-6832

Email: telder@sgrlaw.com

September 21, 2012

SunLink Health Systems, Inc.

900 Circle 75 Parkway, Suite 1120

Atlanta, Georgia 30339

Re:	SunLink Health Systems, Inc.

Registration Statement on Form S-8

300,000 common shares, no par value

2011 Director Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel for SunLink Health Systems, Inc., an Ohio corporation (the “Company”), in connection with the registration of 300,000 shares of the Company’s common shares, no par value (the “Shares”), to be issued under the Company’s 2011 Director Stock Option Plan (the “Plan”).

In connection therewith, we have examined the Plan as well as each of the following:

(1)	a copy of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof and the Exhibits to be filed with and as part of such Registration Statement;

(2)	a copy of the Articles of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Ohio;

(3)	a copy of the Code of Regulations of the Company, as amended, certified as correct and complete by the Secretary of the Company;

(4)	a copy of resolutions of the board of directors of the Company adopting the Plan; and

SunLink Health Systems, Inc.

September 21, 2012

(5)	a Certificate of Good Standing with respect to the Company, issued by the Office of the Secretary of State of the State of Ohio.

Based upon the foregoing, it is our opinion that:

(i)	the Company is a corporation validly existing and in good standing under the laws of the State of Ohio;

(ii)	the Company has taken all corporate actions necessary under the laws of its jurisdiction of organization to authorize the issuance and sale of the Shares, in accordance with the terms of the Plan; and

(iii)	the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission thereunder.

Very truly yours, SMITH, GAMBRELL & RUSSELL, LLP

By:	/s/ M. Timothy Elder
M. Timothy Elder